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                                                                    EXHIBIT 99.2

                                                       ---      FINAL TRANSCRIPT

SUP - Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: OCT. 17. 2003 / 11:00AM ET
EVENT DURATION: 51 MIN

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SUP-Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS

JEFFREY ORNSTEIN
Superior Industries - CFO

STEVEN BORICK
Superior Industries - President, Chief Operating Officer

CONFERENCE CALL PARTICIPANTS

GLENN CHIN
Lehman Brothers - Analyst

DAVID LEIKER
Robert W. Baird - Analyst

CHRIS CERASO
Credit Suisse first Boston - Analyst

BRETT HOSELTON
McDonald Investments - Analyst

ROBERT HINCHCLIFFE
UBS - Analyst

MICHAEL BRUYNSTEYN
Prudential Group - Analyst

PRESENTATION

OPERATOR

Good morning, and welcome, ladies and gentlemen, to the Superior Industries third-quarter earnings teleconference. At this time, I would like to inform you that all participants are on a listen-only mode. At the request of the Company, we will open up the conference for questions and answers after the presentation.

I would now like to turn the conference over to Mr. Jeff Ornstein. Please go ahead, sir.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Thank you very much. Good morning. The Company reported third-quarter earnings this morning. Any comments or answers to questions that are made today are subject to the risks and uncertainties outlined in our SEC filings, particularly related to customer production requirements and our estimated costs and completion dates of the multi-plant expansions and new product launches.

We reported flat dollar revenues for the quarter, at 187.4 million with OE wheel units down 2 percent. Earnings per share were 40 cents for the quarter, such that year-to-date earnings per share is $1.88, compared to $2.08 at this time last year. On August 28, our Company reported that, due to special one-time circumstances, our earnings per share estimate was lowered to 40 cents per share. In addition, we indicated that we remain optimistic about the outlook for the future, based on significant new aluminum wheel program awards, and additional new and replacement programs still in the pipeline, and the continued growth of Superior's marketshare. At that time, we cited one-time expenses related to our multiple expansion programs, record number of new product launches and reduced capacity utilization, as unit shipments were down 2 percent, while at the same time, we expanded capacity. We are continuing to expand that capacity to fill the ever-expanding new orders that we need to supply. Please remember that, for the 2003 period, the loss on our new aluminum suspension component business is included in the determination of gross profit. This was shown separately, below gross profit, in all periods prior to '03. That change had the impact of decreasing gross profit, as compared to the prior year, by 1.8 percent and 1.5 percent, respectively, for the quarter and nine months to date.

As evidence of our growing market share, industry production for the quarter for the Big Three was down 12 percent, while Superior's shipments were only down 2 percent. Our customer makeup for the nine months to date includes 15.5 percent non-Ford and GM business, compared to 13 percent for the prior year. We continue to diversify our customer base to Chrysler and the international OEs. For Ford Motor, we landed the F150 contract,

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SUP - Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

for substantially all of the cast aluminum wheel requirements, which dramatically increased our shipments beginning in quarter three. In addition, we posted increases year to date in the Explorer and Expedition models, within decreases across the board in most other models. For the nine months at GM, we saw increases in the new Hummer, GMT800 and Denali/Escalade programs, along with preliminary shipments on unannounced new business. We continue to post increases year to date on Mazda 6, Mitsubishi Endeavor, Toyota Camry, along with the preliminary shipments on unannounced new business in that segment, as well.

To evidence our customer diversification efforts, our international wheel volumes increased 26 percent year to date, compared to only a 4 percent increase in the production of the vehicles for those international OEs. We're pleased to support the successful marketing efforts with international customers that are gaining marketshare here in North America.

Reviewing our capacity expansions, I indicated on that August 28 call that two of our major plants, namely Fayetteville, Arkansas and Pittsburgh, Kansas, are in critical stages of completion. These plants represent fully 40 percent of our production capacity. Timing of starting up equipment and facility rearrangements can have a profound impact on the plant's financial performance in the fourth quarter. Customer requirements for larger wheels and increased quality, as our customers push for marketshare, have an impact on our Company's operations. Coupled with increasing price pressure on pricing, our Company is committed to meeting the challenges that our industry faces. As leaders, we will set the example to our customers, and continue our low-cost producer position in the aluminum wheel industry. Our response is significant, including cost reduction initiatives with our management, capital that will provide automation, and dedicating executives and their staffs to study and implement best practices. For the record, the customers are demanding lower-cost aluminum wheels, not alternatives. We see no evidence of an economic case for heavier wheel alternatives. Styled aluminum wheels sell cars and light trucks.

I've been getting exciting news from the aluminum components marketing executives. New customers have been enthusiastic about our capabilities. Although we are not at liberty to share any specifics at this time, I believe we are on target to increase this business revenue substantially in '05 and '06, over the $30 million of annual backlog that we have today.

Superior management understands, and is clearly focused on, executing the final stages of our multi-plant capacity expansion program, simultaneously with our most ambitious product launch schedule in our history. Defining the exact timing and quantifying the financial impact is difficult to know, with certainty, in advance of these events. Many in the industry, including Superior, have had a difficult time with product launches in this new model year. It's not clear whether these difficulties that these launches cause are totally behind us. We do have, however, a clear vision of the remaining final phases of the expansion steps that require completion. Gross margins, however, can be impacted when these expansion programs and product launches cause disruptions to cost-efficient high-volume production operations. We estimate a potential financial impact of about 3 to 5 cents per share for this. However, there is always the upside potential that results historically from normal year-end adjustments of accounting estimates.

Let's take a look at the detailed numbers. The sales of OEM wheels for the quarter were 184,253,000 of the total 187,365,000. For the year to date, our OEM aluminum wheel sales were 600,582,000 of the total 609,644,000. Our operating income was 13,675,000, compared to 24,212,000. Year to date, we are at 68,499,000, compared to 77,986,000. Components, as I mentioned, are no longer in the separate line item, so they would be charged against the cost of goods sold. That results in a net income of 10,726,000, compared to a net income of 17,693,000. Nine months to date net income, 50,669,000, compared to a net income in '02 of 55,819,000. Earnings per share for the quarter were 40 cents, compared to 65 cents a year ago. $1.88 nine months to date, compared to $2.08. Our units shipped, as I mentioned, were down 2 percent, and virtually flat for the nine months. That compares to North American production, all customers, down about
5.5 percent this quarter. But Ford, for example, was down 22 percent this quarter. And, compared for the nine months, all customers were down 4 percent -- again, Ford down almost 14 percent. We continue to see a slight increase in aluminum wheel penetration each year. We are guessing that now it's slightly over 60 percent, and our plant utilization, as I mentioned, is down for the quarter, and down for the year to date. As a result, our gross profit margins have deteriorated somewhat, to 10.3 percent for the quarter, 14 percent for the year to date. Our SG&A is still under excellent control, at 3.1 percent and 2.8 percent for the nine months. Our net income, as a result, then, for the quarter, is not quite 6 percent -- 5.7 percent, and our net income for the nine months to date, 8.3 percent. Shareholders' equity, 567,696,000, compared to 511,170,000. Our current ratio is strong, at 3.9 to 1. As you know, we have no debt on our balance sheet, at all. Our weighted average shares were comparable in the two periods for the quarter, 27,067,000, compared to 27,050,000. For the year-to-date calculation, 27,007,000, compared to 26,874,000. And actual number of shares right now, 26,707,884 (ph). The depreciation for the quarter came in at 8,133,000, compared to 7,747,000. That puts us at 23,923,000 for the year to date, and the year will probably come in at about that 32, 33, 34 million, depending on when some of the multi-plant expansions that I mentioned earlier actually come into service and get recorded on the records. CapEx is 9.752 -- 9,752,000 -- and that brings the year to date to 53,466,000. I think we have been saying that we had about an $80 million CapEx budget for the year. We will probably be a little short of that, with some of the dollars spilling into next year, as these expansion programs roll out, and as we pay for some of the equipment. And as you recall, some of the equipment gets paid for sometimes 30 days or 60 days after acceptance to make sure it works, so it's a

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SUP - Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

matter of the commitment is made, but the dollars may roll out into next year's first quarter. Interest income was 533,000. Year to date, 2,174,000. Our cash is standing at 137,830,000, and we have plenty of cash for additional expansions.

Finally, I'll review quickly the balance sheet. Cash, as I mentioned, 137.8 million. And again, this balance sheet is unaudited subject to change in reclassification; it's a tentative balance sheet. Accounts receivable, 165.6 million; inventory is 61.9 million; current assets of 10.2 million; property, plant and equipment at 262 million; investments in long-term assets at 44.7 million; total assets of 682.2 million; accounts Payable and accrued expenses -- accounts payable 40.5 million, accrued expenses 55.7 million, for a total of
96.2 million; long-term liabilities, 14.6 million; no long-term debt; 3.8 million of deferred tax; and 567.6 million of equity, for a total liability from shareholders' equity equal to total assets of 682.2 million.

I appreciate your attention. Should we take the questions now?

One second, Heather. Steve Borick has joined me; he was on a trip, and he was able to get back in town, here, so I'm going to turn the podium over to Steve, if you will. Steve Borick, our President and Chief Operating Officer.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Good morning, and thank you for attending this important conference. I just returned, actually, this morning from a very intense road trip to the Midwest, where I had all of our general managers in Fayetteville for a staff meeting, along with a lot of other things.

I think the most important thing to look at for us in Superior today is where we're going on our long-term strategy in this Company. Obviously, Jeff has made some commentary about our expansions and our launches, and we continue to deal with those issues on a very strong and proactive basis. The expansions in the various plants was one of the reasons that I made this trip to see where we're standing, and what we're doing. And I had a lot of good, exciting things that I believe are starting to come to fruition. The timing of those, obviously, is based on getting equipment in, when we can shut plants down for the purpose of the installation. Some of these are significant additions to our plants. We had embarked on a major automation program for the organization that will have significant long-term cost-reduction impacts, not only on a reduction of people but also, more significant than that, the long-term impact of continuous price reductions on the cost side of our equation. Commitments to capital are starting to be made in relatively significant numbers, going into 2004, that will start to really see some impact. Understanding that, the amount of equipment that's needed for some of these programs and the production of that equipment is going to take some time, and we need to go through that process over the ensuing next 12 plus months.

I also want to say that one of the important things that Superior is working on is a tone that I have set some time ago, which is communication, or teamwork and smarter thinking. That whole tone is really infiltrating the Company in a way that it never has before, and I am very comfortable with the way people are opening up and thinking about what ideas are for the future of this Company. So what I'm developing is let's look at where we want to be, and how we're going to get there. And the key to that is how we're going to execute these programs going forward. I'm comfortable that everybody in senior management and moving down the line is onboard, and we are going to continue to roll out this thinking process called Vision and Execution for the Future of Superior to all of our plants on a regular basis, and I'm going to be spending a lot of time in all of the plants.

Saying all of that, I recognize the competitive nature of the world today, the globalization issues that we have been talking about. We're still on track to look at opportunities in other parts of the world, including Asia, and focusing more positively on a new plant in some other part of the world., because I have personally, and the Company has some concerns about the currency issues in Asia and the possibility of even some tariffs in the future. I don't feel like it's appropriate for us to think about spending $30 or $40 million in that part of the world if that risk is in front of us. We can do the same thing, I think, with some of the new plant ideas that we're developing for automation and taking people out of the process that are very possible, very portable and very technologically driven. The team is in place to do it. I've got a great set of engineering people, facilities people, and everybody is onboard in the same concept. So I am very excited. We'll live through whatever we need to in our earnings adjustments, at this point in time. I have no concern about free cash flow, the ability to spend the capital necessary, and I believe the future is very bright.

One other short point is I picked up some of our senior management in our Heber Springs operation. They were in a very significant meeting with one of our new potential customers that really looks exciting for us, as we move into the future of that business -- still slow, not where I'd like to be, getting better. Volumes are picking up significantly. We're excited. We're getting a lot of great accolades from customers, as they come to the plant, and I see good, bright future in that business. All in all, I think things are very well here. These little troubles we're dealing with right now are only momentary in time. Long-term strategy is what I'm all about, and it's important that everybody recognize that, and stick with us as we go through whatever we need to. Thanks, Jeff.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Thank you, Heather. If you could just start the questioning, we would appreciate that.

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QUESTION AND ANSWER

OPERATOR

(OPERATOR INSTRUCTIONS). D. Kimball, Lehman Brothers.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

Hello, Jeff. Sorry about that. It's Glenn Chin. Jeff, you mentioned the 3 to 5 cent per share, in fact from -- I guess it's low capacity utilization rate, right, or low gross margins?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

It's a combination of the expansion programs disrupting our operations, new product launches disrupting our operations, which result in capacity shortages, if you will. I have a plant that's geared up for certain number of thousands of wheels every week, and we need to rearrange their packline (ph), for example, it's no small task. You can't just blink your eyes, shut everything down, put the new packline in, take the old one out. It's going to have a disruption. So that's what we're talking about. That's right.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

So how long are these disruptions going to persist?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

We are seeing most of them going to be completed by the end of the year, but it could slip into a little bit of next year, but not much. We've had it in the third quarter. We see it here in the fourth quarter, and it will probably wrap up pretty quickly right after the end of the year. We'll have the Christmas shutdown-will give us a big jump on these things.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

So during '04, you should reach "normalized margins"?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

It depends on how you're computing normalized margins, but (multiple speakers) I'll go along with your normalized margins, yes.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

I'm not necessarily saying historical average, but --

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Okay. Then I'll accept that comment, yes.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

Well, then, that leads to the next question. What would be a fair normalized margin, going forward?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

I'm not prepared to answer that question right now. I would prefer to do that in the fourth-quarter call, when we do the estimate for next year, and I think it will become clear at that time. It's going to be real -- you know, on October 16, it's going to be real helpful for us to get these expansions out of the way, see what the real impact of some of these automations in these new plants, some of these high-volume plants are going to yield, and I think we will be in a much better position to discuss that at that time.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

Last question, Jeff. If CapEx was pretty much as planned during the quarter, why was there such a cash drain?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Well, you've got several things. You've got the third-quarter shipments in there, you've got big shipments in September that haven't been collected yet. The way the quarter falls, you've got July/August. July was essentially a shut-down month (ph). You've got GM paying right after the end of the quarter -- I believe about $25 million million dollars -- on October 2nd, or something like that. 31 million; sorry. I didn't correct it here. So the combination of all that is -- I wouldn't call it a cash drain. And you had CapEx of $29 million -- $30 million -- sorry, $54 million for the year, so far. We're paying for a lot of that.

GLENN CHIN - LEHMAN BROTHERS - ANALYST

But historically, you haven't seen a big drop in your cash balance from the second and third quarter, and --

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Well, we had a drop in our earnings from 65 to 40 cents, either, so that's a big part of it. And you had a big September.

OPERATOR

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SUP-Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

David Leiker, Robert W. Baird.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Good morning, Jeff and Steve. A couple of things here on the third-quarter numbers. This 3 to 5 cents cost that you're talking about in Q4, Jeff. Is that a comparable number for the third quarter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

No, that number would have been much bigger, obviously.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Yeah. How much bigger?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

That's something I'd rather not get into too much specifics about, because then we start opening up our P&L to you. I'd rather not comment on that.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

The startup losses here bumped up a little bit, I presume -- on the aluminum components business. I assume that's our ex (ph) startup?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

That's right; that's the new products that are starting up. We put the effort in up front.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

So you think you are on track for breakeven in what time period here?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

I think we've been saying going out of '05.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Out of '04 into '05.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Yes. I'm sorry -- '05 as a year. Maybe the last quarter of '04 might get close.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

David, volumes are really picking up with some of the programs that we are on. I spent quite a bit of time last night coming back with Jim Ferguson, who's involved with that. And he gave me a lot of a very good news coming out of that plant, in efficiencies, scrap numbers and things that are more positive than I've heard form quite some time. We've put a new plant manager in there that really is doing a great job for us, and looking at efficiencies in the plant. And from what I was told, just as a statement, the meetings that have taken place over the last two days by some significant potential new business out in 5-6 (ph) are really positive and exciting, and more of those to come.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

And is that's something that gets you to this $100 million number we've kind of thrown around from time to time?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Not quite there yet, but --

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

(multiple speakers) had new business there.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

A few of these additional pieces fall into place, certainly, yes, with what we've got ongoing.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

And then, lastly, Jeff, you had said your shipments are down 2 percent. Can you give me some kind of perspective of what your production rates might have been down, to get at how much of that came out of inventory versus not?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

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Inventories are pretty flattish, up from June, up $3 million. That's probably with aluminum, so I'm going to guess that -- I haven't done the total analysis, but our inventories are pretty flattish.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

So your production rates and shipment rates are pretty comparable?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Right.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Unlike what we saw in Q2?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Correct.

OPERATOR

Chris Ceraso, Credit Suisse first Boston.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Jeff, I apologize. I missed the first couple of minutes here. The 3 to 5 cents that you're talking about for the fourth quarter -- this is sort of just wrapping up some of the items that affected you in the third quarter, i.e., startup and expansion costs? Or does this have anything to do with new programs to try to go through and improve productivity in your plants?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

I would say that the majority of it is the multi-plant expansion programs, but I would also let the possibility be known that some of these product launch issues remain. And I also mentioned that there's the possibility that we won't get the full hit of 3 to 5 cents, because there are year-end type matters we deal with that could be a penny or two, where you change your -- if you take a look at your full-year estimates and change your accruals, we've typically had a little punch in the fourth quarter from that. And we may -- I guess what I am trying to communicate is there's a lot of balls in the air right now. The second week -- we're just finishing up the third week of the quarter, and we just do not have the kind of visibility that we normally have. So what I am saying is there is just this possibility, or risk to our street estimates of this matter. And clearly, some of the analysts that are on the lower side would probably be okay, with the range.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

So that was my next question. It's based on the sort of the 88 consensus that's out there right now?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Right. If we take the 88 -- I think some people are at -- what's the low? 82. And there's a high of 92, or something like that. So that's quite a range, so I guess what I am saying is that if you are up at 92, I've got a little concern about you. If you are down at 82 to 86, we're probably okay. There's a couple pennies there. But I can't be that exact. As I mentioned, I just do not know at this point. Obviously, if it's material or significant, I'll have a requirement to put out a release, similar to what we did on August 28.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Steve, maybe you can talk for a minute about the kinds of productivity improvements, or quantify, in terms of cost savings, what you think you might be able to achieve from some of these automation programs that you're talking about?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

That's a really tough question, Chris, at this point in time, and I'll tell you why. Because the implementation -- I mean, if I look at some of these major automation programs that we know work, I can take numbers that are very significant and throw them out there. I'm not really prepared to do that yet, because there are so many pieces of the puzzle. For instance, I'm going to put in a significant amount of capital into a new way to x-ray our wheels. But along without item with that item, telling the guys that I want not only the ability to feed automatic, but when they come out the other end, I want to robotize what I'm going to do with the wheel next. So that means we've got to really do some new layouts and look at some things, and those differences could make a difference of 30 to 40 percent on what I would like to take out in the way of people in the long run, in the process. And the numbers are significant. But the timing of all of that is also significant, because just the manufacturing -- we just wrote a req for 10 of these new machines. I need 25 of them, so I'm starting out with 10 to get started, because the manufacturing time takes so long, to make sure that we're implementing properly. One of the things that I've spelled out to all of my team members here recently -- we need to look at what our end result wants to be and work backwards. So that's an important thing.

There's one other thing I want to just mention about the quarter and going forward. The OE's are being pressed so significantly on quality issues, and they are becoming crazy about quality. And we

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put out a great-quality product, but when they nitpick us to death, that hits right to the bottom line. I spent four or five hours in one of our OE manufacturing plants on Thursday morning, just dealing with that issue. We got a lot resolved, but in turning it (ph) right in front of their face, it's really tough. And those things make a big difference, and I think just the meeting I had Thursday morning is going to help Jeff with his quarter, when we get done analyzing it. But if I'm not out in front of their face on things, they are becoming really ridiculous. They want everything at jewelry looks, at non-costume-jewelry prices. And they don't really recognize what it takes to make this product every day. So we're working really hard on an education program, today, also.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

And then one last one, if I can. Have you noticed any kind of change in the landscape for new program awards since Hayes has come back into the scene, or reemerged from bankruptcy? Has that changed any of your conversations with your customers?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

What we're seeing is continued pressure on pricing, where competition wants to get in the door, and my strategy and the corporate strategy is to maintain business for the future. Work our costs down where we can, keep our volumes going, and make sure that the competition realizes that we're still the best in what we do. If they want to come down to these pricing levels on some of these things, they're going to have to fight awfully hard to get with our business. In saying that, we're seeing some crazy prices -- and I'm not willing to sign up for it; let somebody else take it. We understand what it costs to make a wheel, and if they want to run at 1 or 2 percent margins, that's fine, but we're not willing to do that. So we have to look for other sources of business, and that's exactly what we're doing by continuing to increase our -- outside of the Big Three, if you will. And we're going to continue to do that strongly, as we go forward.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Where do you think you get the non-Big Three? Say, by '05 or '06, as a percent of total sales?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I'm hoping to see that number reduce down to, certainly, 70 to 75 percent, if I want to increase this outside business by another 10 to 15 percent. Whether we can get that quickly, depending on how much sourcing has already taken place. But we're pushing really hard. We want to continue to take our independence up and our dependence down, if you will.

OPERATOR

Brett Hoselton, McDonald Investments.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

Jeff, can you repeat what the D&A was for the quarter -- third?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Slow as ever. 8,133,000 for the quarter, compared to 7,747,000 a quarter a year ago. Year to date, 23,923,000, compared to 23,171,000 a year ago.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

And then, as far as the suspension business revenue outlook, has there been any change in that, or is it still roughly what we have been looking at before?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Roughly what we've been looking at before, except for what I announced and what Steve's comments were, that there's a significant aggressive marketing push going on right now, with some new customers that for '05 and '06 could change the thinking and numbers quite drastically. The problem is a lot of it's in presentation mode and development mode, and until we get the orders, until we get permission to announce the orders, we'd just as soon not be too overzealous about that.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I will make this comment -- the things we're doing with GM on the Cadillac models and what's becoming more popular is certainly helping us along.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

The wheel shipment growth -- fourth-quarter expectations? And then next year, roughly?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Fourth quarter, I would say that we could be north of 10 percent, just to be my old conservative self. My guy's there behind me, laughing. Yes; it's going to be a strong quarter. Next year, if you

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have a flat production environment, what I've been saying is 8 to 12 percent shipment increase.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

And then fourth quarter guidance? It sounds like you are worried about that Leiker guy out there at 92 cents.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

I think his name is Leiker, but --

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

He's a wild man.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

I know. What I have to deal with is ranges, obviously. I apologize to all of you, but I cannot be as exact as you would all like me to be. And I guess what I'm saying is generally I feel comfortable with the range. There's an outside chance I'll get to 92 cents. I have on a piece of paper a 92 cent number, but there's a lot of risk to it. There's just as much chance I'll get to 87 cents or 89 cents. At this point, I don't have enough visibility into a lot of these issues, and I simply want to be realistic. And I don't want to be in a situation where I have to put out an August 28 type memo, where I say, because you all got up to 92 or 95 cents, and I've got to say we're going to be at 87. That's very negative, whereas 87 could potentially be a very good number for the Company.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

Hungary -- we haven't talked about Hungary for a little while here. I've got them kind of booking about 7 million-ish in income this year. Or at least your portion of it. My question is, what are your expectations for the fourth quarter? What's reasonable for next year? Are we still on the same upward trend there in Hungary?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Yes; we think your numbers are okay. We're very excited about Hungary, as you know. We have just completed an expansion plan; we're working hard to fill that capacity. And they continue to perform in a very clock-like manner, if you will. That's an operation where, once they get that volume, they do exceptionally well.

OPERATOR

Robert Hinchcliffe, UBS.

ROBERT HINCHCLIFFE - UBS - ANALYST

Talking a lot about capacity expansion, can you lay out, Jeff, how much capacity you have now, and then just sort of when you'll finish these expansions, and what level we're talking about?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

The best I can say, because it's in such a state of flux, is that we went from -- I think it was a little over 14 million capacity. We're going to be at close to 17 million capacity. That that 25 percent increase I've been talking about. And at any point in time, that number varies, depending on what gets completed and that kind of thing. So it's almost impossible; it's such a moving target, right now, that I would just have to say to you that by the end of let's say end of first quarter next year, we'll have that 17 million capacity in place. And for all we know, plans for some additional capacity.

ROBERT HINCHCLIFFE - UBS - ANALYST

And then, as part of the automation to make things more efficient, are we talking about taking absolute headcount out, or just not ending the headcount as you add more capacity?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Headcount will be coming out, and it will be significant when it happens, and it will have significant ramifications, right to the bottom line.

ROBERT HINCHCLIFFE - UBS - ANALYST

What are we talking about for this?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I'm not telling.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

(multiple speakers). It's premature to give specifics.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I made the comment that it's going to be significant as it starts to unfold, and I will informed everybody as we unfold this. And the

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Vision and Execution programs, which we are looking at big-ticket items, we are rethinking how we're doing business for the future; it's really that simple. Stay with us on the strategy, because it will be beneficial.

ROBERT HINCHCLIFFE - UBS - ANALYST

Can you characterize -- I don't know how to do it. Could you weight manual versus automation today, and where you want it to be?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

In what respect? In other words, we're 25 percent automated and we're going to be 50 percent automated? Are you thinking about that kind of thing?

ROBERT HINCHCLIFFE - UBS - ANALYST

I don't even know what scale is the best way to characterize it, but just -- I mean, what --?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

It's too broad an average to do that. We'll --

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I will say this. Stand by, give me a little time in this next quarter to be looking at significant conversations and we're starting implementation of, and I'll see if I can get a little bit closer to give you some idea after the fourth quarter. But I can't give you too much to get too far ahead of yourself right now.

ROBERT HINCHCLIFFE - UBS - ANALYST

When I look at the environment out there for aluminum wheels, I see perhaps some dis-investment in the U.S., I guess by Hayes primarily, and other sources of supply coming in from offshore -- it may be at the margin, but still, nonetheless -- do you have any plans to change your existing footprint drastically, or is it still primarily a North American approach?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Well, first I would question -- Hayes has announced they are going to build a new plant. But they haven't said where or when.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Well, no, the latest from Hayes that we hear is that they are going to buy the existing old plant that they were partners in, in Mexico, and probably revamp that.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Because I think on the last time around, they announced that they were planning to build a plant but they had to do a bunch of things first before they even committed to -- they hadn't broken ground, or any of that.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Our footprint is going to be real simple. We're going to continue to reduce our costs; we're going to look at where it makes most sense to build additional capacity. We're having great success in Mexico; we have many more opportunities down there. Our plants are creating great efficiencies. We see opportunities that make sense. I want to mix the numbers up so that I can bring my overall corporate average down, knowing that I've got a lot of capacity in the U.S. But we're going to either create efficiencies in our U.S. plants or I am going to do something different about it. And that's really the bottom line, and I can't quantify it right now.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

I think one of the comments I would make is, if you thing about Steve's automation ideas, and you think about logistics, and you think about management, which nobody tends to think about when they make these kind of broad statements -- we're going to go to Vietnam, for example, to make parts -- we have a highly engineered part, and I can't begin to tell you the amount of effort that's required when we get a call at 9:00 in the morning and an assembly plant has a problem. It may very well be their problem. They have to take this wheel and mount it with the tire, and they may be scratching it on the way in, and they can't figure it out. We send a team of people there in hours -- I mean, in hours -- two or three people to help them solve that problem. And by the end of the day, that problem is solved. Those wheels are either quarantined or put aside or we help rework them, we fix them, whatever. But the point is we fix their problem that minute, and you are just not going to get that same level of service if the plant is somewhere thousands and thousands of miles away -- you get a lot of wheels on a boat, et cetera. So there is a lot to be said for that, and I think at some point, these car companies are going to -- they need to continue to reduce costs, period; there's no question about it. But the way you get marketshare is with quality, I believe. And they'd better keep their focus on that, as well. And part of that quality equation is having a plant that speaks your language, is in

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SUP-Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

the same time zone, and is able to service the assembly plant in the way that makes its seamless to you as a customer.

ROBERT HINCHCLIFFE - UBS - ANALYST

No, it makes sense. There's an article in Automotive News this week about Ford bringing some engineering work, or hiring some new engineers to bring some engineering work back in-house. Wheels is one of the products mentioned there. Can you give us any color on that? Do you know what that's all about?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

They were outsourcing back to the suppliers. They are looking at a way that they feel that by doing this they will have a better control in their cost picture going forward. In our particular industry, we are so heavily involved on the engineering side that, even though wheels are mentioned, it's not going to be a significant issue to Ford or ourselves. Other products -- yes, it will be. But, because of the type of product wheels and the reliability of Superior, by all of the players they are going to continue to rely on our engineering side. And it would be lovely to say, "Hey, they are going to take it over, and I can get rid of 22 engineers." It's never going to happen. So we're just going to work along with them on that, and we're happy to do so. And I think it's a good win for Ford, I believe. They need to get better hold of what they are doing.

ROBERT HINCHCLIFFE - UBS - ANALYST

Lastly, just coming back to this automation topic for a minute. CapEx this year -- you said maybe you don't spend it all, the 80 million you were talking about. What sort of level could we think about for next year? Some spills over to next year, but you also -- you're not planning to spend as much as this year. Any ballpark amount?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

You take the 25 million of ongoing and perhaps add another 15 or 20 million, so maybe you get to 40 to 50 million next year.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

40 to 50 without any plants. If we do a new plant, we're going to look at more than that. (multiple speakers).

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Well, we wouldn't spend a lot (multiple speakers) even if we decided today --

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

No, that's true, because we'd probably see most of it in '05.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Yes, spill into the following year. (multiple speakers).

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

But 40 to 50 is okay with me right now.

OPERATOR

Michael Bruynsteyn, Prudential Group.

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

Talk a little bit about Hungary. This new capacity -- have you already booked business for that new capacity?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Part of the capacity is booked, Mike. We're actually, at this point in time, looking at taking the capacity utilization probably up to 75 to 80 percent over the next three months. And depending on what I do here, and with my capacity at
(ph) some unannounced programs, I may even move some programs over there to fill that up; in fact, it would probably be over 100 percent. We are moving in that direction.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

We are looking at it as kind of our contingency plan right now; we have a little over capacity, so we may use it. And it obviously cost us a penalty in trade
(ph), but it may be worth it as a contingency plan, just to make sure that we have our orders filled.

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

Was it this new capacity that caused the earnings to slip a little bit in Hungary, in the quarter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

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SUP-Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

No. In the quarter is the traditional August European shutdown.

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

Yes, but on a year-over-year basis, we had about a --

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

-- 100 percent caused by that. It was just a bigger slowdown.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

(multiple speakers) decreased depreciation costs.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Right; that's correct. No, that's correct.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

And there was a little bit less absorption; there's no doubt about that.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

No, you're right. No.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Europe is on the same track everybody else is in. They are all looking for pricing; they are looking for (multiple speakers).

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

There was an article in the Wall Street yesterday about they're playing the same game. Interestingly, Mike, they gave a -- it's the first time I heard it. They give a free year of insurance when you buy a car?

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

Yes; in the UK, especially. Yes.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Yes. That was interesting. I'd like to see if I could get one of the dealers to do that for us. Our insurance costs are so high here.

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

When you talk about Hungary, you are using as a source for, I guess, the 800 program now. How do you deal with the logistics issues that you just talked about, in comparison with, say, Hungary versus China?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

The logistics are -- we have been doing it for so long now, logistics are really simple. It's just a flawless program we've developed with our internal materials handling (ph) logistics people. There's a cost there, and you deal with the cost.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

It's a good point, though. A reasonably high-volume program that you have control over, you can do it. They speak our language. It's an eight-or nine-hour difference. Asia is a whole different ballgame. There's a significantly more hour difference and significantly bigger language barriers.

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

And so this customer responsiveness issue is less of a problem?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Will, Mike, what happens is the product comes into our Johnson City plant, and we do our repack there (multiple speakers). We deal with all the customer issues directly out of Johnson City.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Out of Tennessee, yes. The cost is that we have to build a little inventory, because we know we have this couple of weeks on the ocean.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

And if I had a plant in China, I would be doing the same thing dealing with it, at whatever the point of delivery out of the U.S. would be.

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SUP-Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Let's keep in mind also, Mike, as you know, that wheel is a forged wheel. And so you've got a specific need there. We didn't want to commit to a forged wheel plan here in the States. We had the capacity there, so that was one of the big drivers of that decision.

MICHAEL BRUYNSTEYN - PRUDENTIAL GROUP - ANALYST

So it was a CapEx avoidance?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Right.

OPERATOR

(OPERATOR INSTRUCTIONS). David Leiker, Robert W. Baird.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

The expansion, going from 14 million wheels to 17 million wheels -- where are you, in terms of that capacity being up and running today?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I 80 percent there.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

That's funny; that was the number I was going to give. 80 percent, yes.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Well, you probably talked to me in my sleep last night. We're getting there, David. I've got a couple of major pieces of equipment, some conveyors and some things that just are not happening as rapidly as I need them to.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

In one plant, for example, we have all the equipment in place, and it's some other ancillary piece of equipment that needs to be put in that will just all of a sudden increase 10,000 wheels a week. So that is 500,000 wheels capacity that will come online the minute they are able to start that side piece up, which is very close to being done.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

All the casting equipment, all the major machining equipment is all in place. Some of the new paint things we are putting in are going to be done during the next Thanksgiving and Christmas shutdown.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

With some tack line (ph) rearrangement --

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

The tack line is going to take a little longer. I'm building two new warehouses -- three new warehouses right now. One is concreted and in steel erection; the other one is being poured tomorrow. The other one is being formed right now. So they are all there. By the end of the year, or the first couple of months next year, I'm going to have them. And those are significant, because I'm jamming things into my system right now with these large numbers that we're dealing with, and it's a nightmare in the plants. And I'm just having to deal with movement of material all over the place, and it's an interesting situation right now -- very exciting stuff. It's just a question of getting it all welded together at the same time.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Where would you have expected that to be, at this stage, when you started all this?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

I would have expected it to be at 90 percent.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Candidly, we're behind somewhere.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

Really, the biggest issue has been equipment and erection of these warehouses. Some of the significant -- for instance, we have a whole new conveyor system going in one of the plants. It's three-

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SUP-Q3 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

quarters of the way done. Well, it doesn't do me any good; I can't hang a damn wheel on it until it's finished.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

We are are a company known to do things -- I find we do things right, rather than just try to get them done because we have a deadline or we've committed to a certain date. And that's some longer-term thinking that I like when Steve talks about that. I guess concerned about companies that do things in the short term to make their earnings look a little better. But long-term, they end up paying for it. I think we are going to end up, long term, with a much better infrastructure here at this company.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

David, saying that, part of my Vision and Execution Strategy for the Future is to get the teams to even work more proactively together in the future, to go through all the what-if scenarios, and maybe -- even though I needed all this capacity, I might have spread out these expansions in a little different manner, to facilitate a little bit easier. I put a lot of pressure on my guys, I have to admit. And they are coming through with flying colors. But you still -- you get a lot of pressure, and you push and push and push. So we're looking at all those things. It's really exciting for me to see what the feelings are out there, though.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

So are you, then, running -- is part of the problem here that the capacity is not quite where it is for the new business, that you are running overtime on your lines?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

That is absolutely correct. Overtime is knocking us in the bed (ph) a little bit.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Were you listening in, in my office, yesterday or last week? You got it right on the nose.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

I just figured I would throw that one out there. And then, the automation that you're talking about, Steve -- that hasn't even started yet, right?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT, CHIEF OPERATING OFFICER

We are going through a testing process on some of the major equipment. We made the equipment decisions literally last week, signed the capital request. POs have been signed as of yesterday. The first pieces of equipment will start rolling in, in the next 90 days.

OPERATOR

If there are no further questions, I will now turn the conference back to Mr. Ornstein for closing comments.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CFO

Thanks very much, everybody. Have a very nice weekend. Thank you for your time and effort. And, as Steve says, I like what he said, stick with us. I think there's a lot of good things to come at Superior industries. Thank you.